Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is hereby entered into this 13th day of June, 2016 (the “Effective Date”), by and between Avalanche International Corp, (“AVLP”), and Jeanette Maines, (the “Undersigned”).

RECITALS
WHEREAS, Avalanche International Corp, a Nevada corporation, engaged the Undersigned to provide certain services as member of the Board of Directors (BOD) of AVLP and its predecessor, subsidiary and affiliates,

WHEREAS, the parties to this Agreement wish to resolve any disputes and engagement or compensation related issues arising under or related to the Undersigned’s engagement with AVLP without resulting in costly and distracting litigation; and

WHEREAS, this Agreement is a settlement of all claims and does not constitute an admission of wrongdoing of any kind; and

WHEREAS, this Agreement supersedes and cancels any prior agreements, arrangements or understandings the Undersigned may have entered into with AVLP or any of its affiliates; and

NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.          Compensation.  FOR THE SOLE CONSIDERATION OF Ten Thousand Dollars and No Cents, ($10,000.00), payable no later than September 30, 2016, and the issuance of Twenty Thousand shares of the Company’s common stock, which shall be restricted in accordance with Rule 144 of the SEC (the “Settlement Amount”), the Undersigned hereby settles, releases, waives and forever discharges AVLP (including without limitation, and its affiliates, parents, subsidiaries, branches, predecessors, assigns, successors, and their respective former, current and future officers, directors managers, members, managing members, employees, agents, parents, stockholders, attorneys, fiduciaries, accountants, and any related party (each a “Released Party” and collectively “Released Parties”), from any and all liabilities, damages, injuries, claims, charges, complaints, demands, proceedings, actions, causes of action or suits of any kind or nature whatsoever, orders, obligations, contracts, agreements, costs, losses, rights, judgments, attorneys’ fees, expenses, bonds, bills, penalties, fines, debts of any kind or nature, and all other legal responsibilities in any form whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Undersigned now has, has ever had or may hereafter have against any Released Party arising out of or in connection with matters existing or occurring during Undersigned’s performance of services for any Released Party through the Effective Date, or Undersigned’s employment relationship or work, or the termination of that relationship, including but not limited to claims for wrongful termination of employment, constructive discharge, breach of an implied covenant of good faith and fair dealing, infliction of mental distress, anguish and suffering and analogous torts, breach of either an express or implied contract, common counts for reimbursement of costs and expenses of any kind, defamation, slander, negligent misrepresentation, fraud, intentional or negligent interference with business relations, violation of public policy, invasion of privacy, unfair business practices, violation of ERISA, violation of ADA, and employment discrimination under any applicable state or federal law, whenever asserted or claimed (“Claims”) including, but not limited to, any claim for damages incurred at any time after the execution hereof because of continuing effects, if any, of any prior acts or omissions of AVLP that occurred on or before the Effective Date, except for a claim that AVLP has failed to comply with the terms of this Agreement.

2.          Mutual Release.  Except with respect to the terms and conditions contained in this Settlement Agreement, the Undersigned hereby releases, remises, acquits and forever discharges AVLP, and AVLP hereby releases, remises, acquits and forever discharges  the Undersigned, and their related or controlled entities, and all of their directors, officers, members, managers, partners, employees, servants, attorneys, assigns, heirs, successors, agents and representatives, past and present, and the respective successors, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent, or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, with respect to, in connection with or arising out of claims related to the Employment or services of  the Undersigned, or any other disputes of any kind between the Parties pertaining in any way to the Employment or services, except for a claim that AVLP has failed to comply with the terms of this Agreement. However, notwithstanding the foregoing to the contrary, expressly excluded from this release is any third party claim for which any Party would have a right of indemnity against any other Party under an agreement between the Parties.  The Parties represent that they have no knowledge of any such claim.

It is the intention of the Parties that the releases contained herein shall not affect any rights conferred by or arising under this Settlement Agreement, but that said releases shall be effective as a bar to each and every claim, demand and cause of action herein above specified.  The Parties, and each of them, hereby further acknowledge and agree that the nature, extent and results of any claims of either of the Parties against the other Party may not now be known, anticipated or fully appreciated, but that the Parties have entered into this Settlement Agreement in consideration of and in reliance upon the release provisions herein extending to claims which are presently not known or suspected to exist at the time of the execution of this Settlement Agreement.

3.          Compromise of Disputed Claims. This Settlement Agreement constitutes the compromise of disputed claims, shall not be interpreted as a reflection of the merit or lack of merit of such claims, and is entered into for the sole purpose of avoiding the cost and expense of litigation. The Settlement Agreement is intended as a full and complete mutual release by and between the Parties, and in the event of any dispute as to its meaning, this Settlement Agreement shall be construed to carry out such intent.  Each of the Parties agrees to take such further action as may be necessary or desirable to implement the terms and conditions of this Settlement Agreement, including the filing of an appropriate stipulation to dismiss any relevant Litigation.

4.          The parties hereto acknowledge and agree that this Agreement and the release contained herein applies to all unknown and unanticipated, as well as known Claims. The Parties hereby knowingly and intentionally waive all rights they may have under Section 1542 of the Civil Code of California, which provides as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the doctor."

The Parties understand that this release is to be construed in the broadest possible manner consistent with applicable law.

5.          Upon the execution of this Agreement, the Undersigned will be entitled to receive the    payment(s) of the Settlement Amount, via check, payable no later than September 30, 2016. It is understood that the payments listed above will NOT be subject to withholding per AVLP’s usual and customary payroll and independent contractor practices. Accordingly, all regular and appropriate federal, state and employment taxes will not be withheld from the foregoing payments consistent with the manner that all previous checks have been treated for the Undersigned.

6.          The parties hereto irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party, based upon any matter purported to be released hereby.

7.          This Agreement shall be governed by and construed under the laws of the State of California without regard to principals of conflicts of law.

8.          The Undersigned acknowledges and agrees that disclosing, divulging, revealing or other use of any Confidential Information obtained during the course of employment and/or involvement with AVLP as an employee or otherwise, may be highly detrimental to AVLP’s business and may result in the serious loss of business and pecuniary damage to AVLP. Except as required under the statutes, rules or regulations of any federal or state government, government agency, self-regulatory organization or court of competent jurisdiction, Undersigned specifically covenants and agrees to hold all such information in the strictest of confidence, and will not, without AVLP’s prior written consent, disclose, divulge, or reveal to any person whomsoever or use any confidential information for any purpose whatsoever.  Undersigned shall be permitted to disclose the Confidential Information to his attorneys and accountants (for purposes of preparing his tax returns). For the purposes of this Agreement, "Confidential Information" all information of AVLP, including without limitation, any corporate or private documentation, financial or accounting information (including projections), trade secrets, business plans, business processes, business models, private placement documentations, customer lists, vendor lists, products, analysis, trading systems, platforms or methodologies and any licenses relating to the foregoing, test results, descriptions, drawings, materials, records relating to research and development, inventions, pricing methods, marketing techniques, methods of operation or processing, technical processes, computer programs, program lists, computer codes or proprietary computer data or programs, program libraries, software in source code and/or object code forms, internal and external memoranda, any documentation or data, training materials, and any and all similar materials, information, and intellectual property including any and all patents, copyrights, and trademarks as the same may be defined under Titles 35, 17, and 15 of the United States Code; whether in written, oral, magnetic or other machine-readable format. Confidential Information does not include any information that (i) Undersigned possessed prior to his association with AVLP, (ii) AVLP has disclosed to the public or (iii) is otherwise publicly known or available.

9.          The Undersigned acknowledges that AVLP may require him to provide reasonable assistance in the investigation and/or pursuit or defense of potential or actual claims, charges or legal actions by or against AVLP or a Released Party, and the Undersigned agrees to provide the requested assistance, which may include, but is not limited to, interviews, affidavits, and/or in-person testimony. Such assistance will be provided at times and under circumstances that are reasonable, and will be provided without additional charge, except for reimbursement of reasonable expenses.

10.          This Agreement shall in no way be considered as an admission by either party that either party acted wrongfully with respect to the other, or that either party has any rights whatsoever against the other, and both parties specifically disclaim any liability to the other, including in AVLP’s case, any liability on the part of its officers, directors, members, managers, stockholders, employees, or agents.

11.          AVLP and the Undersigned agree that neither of them shall, directly or indirectly, in public or in private, deprecate, impugn, disparage or make any remarks that would be construed to defame the other, or AVLP's past, present or future officers, directors, managers, members, employees, shareholders, affiliates, clients or portfolio companies, or products, nor shall AVLP or the Undersigned assist any other person, firm, entity, or company in so doing.

12.          The parties hereto promise never to sue one another or any of the Released Parties in any forum concerning any claim released in this Agreement, and further agree not to join, encourage, participate in, assist others and/or cooperate in any existing or future-filed suits or actions against any Released Parties asserting claims released in this Agreement, and represent that they shall not file or cause to be filed any such lawsuit or complaint with respect to any claims released by this Agreement.

13.          All parties acknowledge and represent that: (a) they have read this Agreement; (b) they clearly understand this Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the opportunity to discuss and have obtained the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; (g) the Undersigned has not suffered any on-the-job injury, or suffered or been exposed to any form of discrimination or harassment while employed at AVLP for which he has not already filed a claim, (h) that the Undersigned has been paid for all hours worked, and that no other payments or compensation is due and owing from AVLP or any Related Parties, and (i) the consideration received by the Undersigned has been actual and adequate.

14.          Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement, shall be settled solely and exclusively by binding arbitration in Orange County, California, to be conducted in accordance with the then prevailing commercial arbitration rules of JAMS/Endispute ("JAMS"), with the following exceptions if in conflict: (a) an arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. Each party shall bear its own attorneys fees and expenses. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the bringing an action for injunctive relief or other equitable relief. The arbitrator shall not have the right to award punitive damages or speculative damages to either party and shall not have the power to amend this Agreement. The arbitrator shall be required to follow applicable law. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.

15.          Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid or unenforceable, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal, invalid or unenforceable part, term or provision shall be severed and deemed not to be part of this Agreement.

16.          This Agreement represents the parties' entire agreement, and no party is relying on any oral representations not expressly contained in this Agreement. This Agreement supersedes all prior agreements, understandings, writings, proposals, representations, or communications, oral or written, between the Undersigned and AVLP. This Agreement may not be changed except by a writing signed by all parties.  Undersigned has not made, and shall not make, any assignment of any of the matters released herein.

17.          Undersigned fully understands and acknowledges the significance and consequences of this Agreement, and represents by his signature that the terms of this Agreement are fully understood and voluntarily accepted by her.

18.          This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart shall be deemed an original, with the same force and effect as if all signatures were appended, to one instrument, but all of which together shall constitute one and the same Agreement.

19.          The parties agree that they will keep the terms, amount and facts of this Agreement confidential. The parties will not communicate or otherwise disclose to members of the public the terms or conditions of this Agreement except as may be required by law, federal and/or state securities regulations or other compulsory process.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

Undersigned	Avalanche International Corp

/s/ Jeanette Maines	/s/ Philip E. Mansour
Name: Jeanette Maines	Name: Philip E. Mansour Title: President and CEO